Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2015 RESULTS

Houston, TX — October 29, 2015 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $17,673,000 or $0.46 per diluted share, for the quarter ended September 30, 2015, as compared to $7,605,000 or $0.20 per diluted share, for the quarter ended September 30, 2014.  The Company reported revenue of $410,565,000 in the current quarter, as compared to $370,145,000 in 2014.  The Company reported free cash flow of $18,421,000 in the current quarter, as compared to $17,540,000 in 2014.  Backlog as of September 30, 2015 was $666,332,000 as compared to $712,273,000 as of June 30, 2015 and $656,828,000 as of September 30, 2014.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We are happy to report increased earnings this quarter, including record quarterly EPS.  This improvement continues a recent trend, and it demonstrates the remarkable productivity, quality and dedication of our operations and workforce.”

The Company reported net income attributable to Comfort Systems USA for the nine months ended September 30, 2015 of $36,143,000 or $0.96 per diluted share as compared to $12,381,000 or $0.33 per diluted share, for the first nine months of 2014.  The Company also reported revenue of $1,196,679,000.  On a same-store basis, the Company reported revenue of $1,176,625,000 as compared to $1,054,327,000 for the same period of 2014.  Free cash flow for the nine months ended September 30, 2015 was $60,258,000 as compared to $23,347,000 in the first nine months of 2014.

Mr. Lane concluded, “Although larger projects have not yet increased significantly and some markets continue to experience competitive pricing, we believe that the underlying demand for our services has strengthened overall, and we are optimistic about the opportunity that trend provides.  We believe that our investments over the last few years have positioned us for continued success, and we will use our strong and historically reliable cash flows to continue investing in our business, to acquire new businesses, and to reward our stockholders.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, October 30, 2015 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8034 and enter 86799366 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PKPWGMNJ4.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 11:59 p.m. Central Time, Friday, November 6, 2015 by calling 1-888-286-8010 with the conference passcode of 41104923, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 88 locations in 83 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2015 and 2014

(in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(unaudited)				(unaudited)
	2015	%	2014	%	2015	%	2014	%
Revenue	$410,565	100.0%	$370,145	100.0%	$1,196,679	100.0%	$1,054,327	100.0%
Cost of services	323,100	78.7%	303,686	82.0%	962,477	80.4%	873,860	82.9%
Gross profit	87,465	21.3%	66,459	18.0%	234,202	19.6%	180,467	17.1%

SG&A	57,902	14.1%	52,200	14.1%	168,967	14.1%	153,158	14.5%
Goodwill impairment	—	—	—	—	—	—	727	0.1%
Gain on sale of assets	(298)	(0.1)%	(526)	(0.1)%	(625)	(0.1)%	(748)	(0.1)%
Operating income	29,861	7.3%	14,785	4.0%	65,860	5.5%	27,330	2.6%

Interest expense, net	(399)	(0.1)%	(559)	(0.2)%	(1,290)	(0.1)%	(1,344)	(0.1)%
Changes in the fair value of contingent earn-out obligations	—	—	(210)	(0.1)%	125	—	(210)	—
Other income (expense)	37	—	12	—	64	—	104	—

Income before income taxes	29,499	7.2%	14,028	3.8%	64,759	5.4%	25,880	2.5%
Income tax expense	9,613		4,649		22,202		9,087

Income from continuing operations	19,886	4.8%	9,379	2.5%	42,557	3.6%	16,793	1.6%

Loss from discontinued operations, net of income tax benefit of $—, $—, $— and $10	—		—		—		(15)

Net income including noncontrolling interests	19,886	4.8%	9,379	2.5%	42,557	3.6%	16,778	1.6%

Less: Net income attributable to noncontrolling interests	2,213		1,774		6,414		4,397

Net income attributable to Comfort Systems USA, Inc.	$17,673	4.3%	$7,605	2.1%	$36,143	3.0%	$12,381	1.2%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.47		$0.20		$0.97		$0.33
Loss from discontinued operations	—		—		—		—
Net income	$0.47		$0.20		$0.97		$0.33

Diluted—
Income from continuing operations	$0.46		$0.20		$0.96		$0.33
Loss from discontinued operations	—		—		—		—
Net income	$0.46		$0.20		$0.96		$0.33

Shares used in computing income per share:
Basic	37,552		37,637		37,431		37,642
Diluted	38,007		37,924		37,844		37,917

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015	%	2014	%	2015	%	2014	%

Net income including noncontrolling interests	$19,886		$9,379		$42,557		$16,778
Discontinued operations	—		—		—		15
Income taxes	9,613		4,649		22,202		9,087
Other expense (income), net	(37)		(12)		(64)		(104)
Changes in the fair value of contingent earn-out obligations	—		210		(125)		210
Interest expense, net	399		559		1,290		1,344
Gain on sale of assets	(298)		(526)		(625)		(748)
Goodwill impairment	—		—		—		727
Depreciation and amortization	5,922		5,708		17,386		15,362
Adjusted EBITDA	$35,485	8.6%	$19,967	5.4%	$82,621	6.9%	$42,671	4.0%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)

Cash and cash equivalents	$45,072	$32,064
Accounts receivable, net	311,463	303,575
Costs and estimated earnings in excess of billings	36,359	27,620
Other current assets	45,046	49,933
Total current assets	437,940	413,192
Property and equipment, net	59,519	55,759
Goodwill	143,674	140,341
Identifiable intangible assets, net	42,491	45,666
Other noncurrent assets	10,902	10,792
Total assets	$694,526	$665,750

Current maturities of long-term capital lease obligations	$360	$317
Accounts payable	106,061	106,211
Billings in excess of costs and estimated earnings	80,401	77,446
Other current liabilities	122,314	98,663
Total current liabilities	309,136	282,637
Long-term debt	11,000	39,500
Long-term capital lease obligations	313	529
Other long-term liabilities	17,840	21,691
Total liabilities	338,289	344,357
Comfort Systems USA, Inc. stockholders’ equity	337,608	306,281
Noncontrolling interests	18,629	15,112
Total stockholders’ equity	356,237	321,393
Total liabilities and stockholders’ equity	$694,526	$665,750

Selected Cash Flow Data (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014
Cash provided by (used in):
Operating activities	$23,923	$23,881	$74,583	$37,482
Investing activities	$(5,799)	$(9,186)	$(20,483)	$(68,339)
Financing activities	$(13,766)	$(20,572)	$(41,092)	$22,685

Free cash flow:
Cash from operating activities	$23,923	$23,881	$74,583	$37,482
Purchases of property and equipment	(5,908)	(7,033)	(15,216)	(15,367)
Proceeds from sales of property and equipment	406	692	891	1,232

Free cash flow	$18,421	$17,540	$60,258	$23,347

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.